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                                                                     Exhibit 4.1

                               ENESCO GROUP, INC.
                               F/N/A STANHOME INC.
                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                               AS OF MAY 19, 2004
                                TO BE RENAMED THE
               AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN

      1. Purpose. The purpose of this Amended and Restated 1996 Long-Term Incentive Plan (the "Plan") is to advance the interests of Enesco Group, Inc. (the "Company") by encouraging key management employees of the Company and its Subsidiaries to acquire a proprietary interest in the Company through ownership of common stock of the Company. Such ownership will encourage the participants to remain with the Company and will help attract other qualified persons to become employees and directors.

      2. Definitions. When used herein, the following terms shall have the meaning set forth below:

            2.1 "Award" means an Option, an Option granted in tandem with an SAR, a Performance Plan Award, a Restricted Stock Award, a Restricted Stock Award granted in tandem with an Option, an SAR or a Stock Bonus Award.

            2.2 "Award Agreement" means a written agreement in such form as may be from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Employee and which shall set forth the terms and conditions of an Award under the Plan.

            2.3   "Board" means the Board of Directors of Enesco Group, Inc.

            2.4 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

            2.5 "Committee" means the Compensation and Stock Option Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan which committee shall be composed of not less than three directors of the Company elected or to be elected as members of the Committee from time to time by the Board. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, an "outside director" within the meaning of Section 162(m) of the Code and any applicable stock exchange requirements.

            2.6   "Company" means Enesco Group, Inc.

            2.7 "Employee Stockholder" means an Employee who, at the time an Incentive Stock Option is granted owns, as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of: (a) the Company; or (b) if applicable, a Subsidiary or a Parent.

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            2.8   "Employees" means officers (including officers who are members of the Board) and other key employees of the Company or any of its Subsidiaries.

            2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

            2.10 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

            2.11 "Fair Market Value" means with respect to the Shares, (a) the closing price of the Shares on the New York Stock Exchange or such other exchange on which Shares are then traded or admitted to trading, on the date of the grant, (b) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, or (c) if the Shares are not then listed or admitted to trading on any such exchange, the average of the last reported closing bid and asked prices on such day on the over-the-counter market; provided, however, if there shall be no public market for the Shares the price shall be the fair market value determined in good faith by the Board, or the Committee if one has been appointed, in its discretion, which determination may, but need not, be based on (i) the advice of an independent financial advisor or (ii) the last known price per Share paid by a purchaser in an arm's length transaction. For purposes of (a) above, the National Association of Securities Dealers National Market System shall be deemed a principal stock exchange. If there shall be a public market for the Shares, and the foregoing references are unavailable or inapplicable, then the Fair Market Value shall be determined on the basis of the appropriate substitute public market price indicator as determined by the Committee, in its sole discretion.

            2.12 "Incentive Stock Option" means an Option intending to meet the requirements and containing the limitations and restrictions set forth in
      Section 422 of the Code and designated in the Award Agreement as an Incentive Stock Option.

            2.13 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

            2.14 "Option" means the right to purchase the number of Shares specified by the Committee, at a price and for a term fixed by the Committee, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose.

            2.15 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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            2.16  "Performance Goals" has the meaning ascribed to it in Section
      11 of the Plan.

            2.17 "Performance Period" has the meaning ascribed to it in Section 11 of the Plan.

            2.18 "Performance Plan Award" means the right to receive Options, Restricted Stock Awards, SARs, Shares, Stock Bonus Awards or units (representing such monetary amount as designated by the Committee and payable in cash or in Shares) pursuant to Section 11 of the Plan, which right is based on, or subject to, in whole or in part, the achievement of certain performance criteria specified by the Committee.

            2.19 "Plan" means the Amended and Restated 1996 Stock Option Plan of Enesco Group, Inc. as of May 19, 2004, now known as the Amended and Restated Long-Term Incentive Plan.

            2.20 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

            2.21 "Restricted Stock Award" means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Restricted Stock Award Agreement and the Plan.

            2.22 "Restricted Stock Award Agreement" means an Award Agreement executed in connection with a Restricted Stock Award.

            2.23 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

            2.24 "SAR" means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination of cash and Shares, as determined or approved by the Committee, no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

            2.25 "SAR Base Price" means the Fair Market Value of a Share on the date an SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee's discretion, the option price of a Share subject to the Option.

            2.26 "Shares" means shares of the Company's common stock $0.125 par value each or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

            2.27 "Stock Bonus Award" means the right to receive Shares as provided in Section 10 of the Plan.

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            2.28  "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            2.29 "Substantial Cause" means (a) the willful and continued failure by the Employee to perform substantially the Employee's duties with the Company or a Subsidiary (other than any such failure resulting from the Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Board, which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties or (b) the willful engagement by the Employee in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries . For purposes of clauses (a) and (b) of this definition, no act or failure to act by the Employee shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act or failure to act was in the best interests of the Company.

            2.30 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Employee.

            2.31 "Term" means the period during which a particular Award may be exercised.

      3. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan and the approval of the Board, except that the Board of Directors shall have no discretion with respect to the selection of officers within the meaning of Rule 16a-1(f), directors or 10% or more shareholders ("Insiders") for participation and decisions concerning the timing, pricing and amount of a grant or award to such "Insiders", the Committee is authorized to grant Awards under the Plan and to interpret the Plan and such Awards, to prescribe, amend and rescind rules and regulations relating to the Plan and the Awards, and to make other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be conclusive. The Committee shall act pursuant to a majority vote or by unanimous written consent. The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

      4. Stock Subject to the Plan. The aggregate number of shares which may be issued under Awards granted pursuant to the Plan shall not exceed 3,000,000 shares of the Company's common stock $0.125 par value each. Such Shares shall be either authorized but unissued Shares or issued Shares which shall have been reacquired by the Company. Such aggregate number of Shares may be adjusted under
Section 18 below. Any Shares subject to issuance upon exercise of Options or SARs, or vesting of Performance Plan Awards, but which are not issued because of a surrender, lapse, expiration, forfeiture or termination of any such Option, SAR or Performance Plan Award prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued pursuant to a Restricted Stock Award which are subsequently forfeited pursuant to the terms of the related Restricted Unit Award Agreement shall once again be available for issuance in satisfaction of Awards.

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      5.    Eligibility. Awards shall be granted under the Plan to such selected key full-time salaried and commissioned employees (including officers and directors if they are employees) of the Company or any of its Subsidiaries as the Committee shall determine from time to time. In determining the Employees to whom Awards shall be granted and the number of Shares to be issued or subject to purchase or issuance under such Awards, the Committee shall take into account the recommendations of the Company's management as to the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
No Awards shall be granted, on or after May 19, 2004, to any member of the Committee so long as his or her membership on the Committee continues or to any member of the Board who is not also an officer or key employee of the Company or any Subsidiary. All options granted under the Plan to non-employee directors prior to May 19, 2004, shall not be affected by the amendment and restatement of the Plan and will remain outstanding under the Plan and the specific terms of their Award Agreements.

      6. Allotment of Shares. The Committee shall determine the total number of Shares to be offered to each Employee under the Plan; provided, however, that no Employee may be granted (a) Options which exceed 200,000 Shares under the Plan in any calendar year, and (b) Performance Plan Awards, SARs, Restricted Stock Awards and Stock Bonus Awards which exceed 100,000 Shares under the Plan in any calendar year. In addition, the Committee may not make grants of Performance Plan Awards, SARs, Restricted Stock Awards and Stock Bonus Awards which exceed 900,000 Shares.

      7.    Stock Options.

            7.1 Types of Options. Options granted pursuant to the Plan may be either Incentive Stock Options or Non-qualified Stock Options. It is the intent of the Company that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

            7.2 Option Price. The Shares shall be offered from time to time under the Plan at a price which shall be not less than the greater of (a) 100% of the Fair Market Value of the Company's common stock on the date the Option is granted, or (b) the par value of the Company's common stock subject to the Option; provided, however, that the price shall be not less than 110% of such Fair Market Value in the case of Shares offered under any Incentive Stock Option granted to an Employee Stockholder.

            7.3 Terms and Conditions of Options. The Committee shall have power, subject to the limitations contained in the Plan, to prescribe the terms and conditions of any Option granted hereunder. Each such Option shall be evidenced by an Award Agreement in such form as the Committee shall from time to time determine, which Award Agreement shall prescribe the following terms and conditions and such other terms and conditions as the Committee may deem necessary or advisable:

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            (a)   Duration of Options. Except as hereinafter otherwise provided,
      Options granted under the Plan shall not be exercisable for a term of more than ten (10) years from the date of grant, but shall be subject to earlier termination as hereinafter provided. No Option granted in tandem with an SAR shall be exercisable during the first six months following the date of grant of the SAR, except that this limitation shall not apply in the event that it is permissible under Rule 16b-3 to exercise the Option prior to the expiration of the six month period. Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an Employee Stockholder, then such Incentive Stock Option shall not be exercisable more than five years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

            (b) Termination of Options. (1) Disability or Retirement at or after age 55. If the Employee's employment with the Company or any Subsidiary terminates by reason of disability or retirement at or after age 55, if not sooner terminated pursuant to their terms, all outstanding Options then held by the Employee that have vested shall be exercisable for the remainder of the term of the Option by the Employee or his or her guardian or legal representative(s), except further that in the case of Incentive Stock Options the period for such exercise following such termination shall be limited to three months. (2) Termination by Voluntary Resignation or Termination by the Company for any reason other than Death, Disability, Retirement or Substantial Cause. If the Employee's employment with the Company or any Subsidiary is terminated either by voluntary resignation or termination by the Company for any reason other than death, disability or retirement, all outstanding Options, which have vested, then held by the Employee shall be exercisable during the sixth month period following any such termination of employment by the Employee or his or her guardian or legal representative(s). (3) Death. If the Employee's employment with the Company or any Subsidiary is terminated by reason of death, all outstanding Options that have vested and those that will vest within one year of the date of death then held by the Employee shall be exercisable during the twelve-month period following the date of death by the Employee's Successor. (4) Termination for Substantial Cause. If the Employee's employment with the Company or any Subsidiary is terminated for Substantial Cause, all outstanding Options then held by the Employee shall thereupon be forfeited by the Employee and canceled by the Company.(5) Termination within Six Months of Grant. Notwithstanding the foregoing, upon the Employee's employment with the Company or any Subsidiary terminating at any time for any reason, all outstanding Options granted within the last six months prior to the Employee's termination shall thereupon be forfeited by the Employee and canceled by the Company.

            For purposes of this subsection, the meaning of the word "disability" shall be determined under the provisions of Section 22(e)(3) of the Code or any successor provisions thereof.

      8.    Stock Appreciation Rights.

            8.1 Grant of SAR. The Committee, in its discretion, may grant an Employee an SAR in tandem with an Option or may grant an Employee an SAR on a stand alone

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      basis. The Committee, in its discretion, may grant an SAR in tandem with an Option either at the time the Option is granted or at any time after the Option is granted, to the extent that such Options at such time have not been exercised and have not been terminated, so long as the grant of the SAR is made during the period in which grants of SARs may be made under the Plan. The Committee, in its discretion, may grant an SAR in tandem with an Option which is exercisable either in lieu of, or in addition to, the exercise of the related Option.

            8.2 Limitations on Exercise. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine (which Term, not to exceed ten (10) years, may expire prior to the Term of the related Option). Each SAR granted on a stand alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine, which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Employee upon exercise of such SAR shall be payable in cash and what portion if any, shall be payable in Shares. If, and to the extent, that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

            8.3 SARs in Tandem with Incentive Stock Options. With respect to SARs granted in tandem with Incentive Stock Options, the following shall apply:

                  (a) No SAR shall be exercisable unless the Fair Market Value of the Shares on the date of exercise exceeds the option price of the related Incentive Stock Option.

                  (b) In no event shall any amounts paid pursuant to the SAR exceed the difference between the Fair Market Value of the Shares on the date of exercise and the option price of the related Incentive Stock Option.

            8.4 Surrender of Option or SAR Granted in Tandem. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable, and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can be exercised in addition to the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.

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      9.    Restricted Stock Awards. Restricted Stock Awards granted under the
Plan shall be subject to such terms and conditions, including, without limitation, performance criteria, vesting, dividend deferral or dividend reinvestment requirements, as the Committee may, in its discretion, determine and set forth in the related Restricted Stock Award Agreements. The Committee, in its discretion, may grant an Employee a Restricted Stock Award on a stand alone basis or in tandem with an Option. Restricted Stock Awards shall be granted in accordance with, and subject to, the provisions set forth below.

            9.1 Issuance of Shares. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement which shall set forth the number of Shares issuable under the Restricted Stock Award. Subject to the restrictions in Section 9.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement (such as requiring the Employee to pay an amount equal to the aggregate par value of the Shares to be issued thereunder), the number of Shares granted under a Restricted Stock Award shall be issued in the recipient Employee's name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereunder.

            9.2 Right of Recipient Employees. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Employee, and a certificate or certificates for such Shares shall be issued in the Employee's name. Subject to the restrictions in Section 9.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement, the Employee shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. In aid of the restrictions in Section 9.3 of the Plan and in the related Restricted Stock Award Agreement, the certificate or certificates for Shares awarded hereunder, together with a suitably executed stock power signed by such recipient Employee, shall be held by the Company in its control for the account of such Employee (i) until the restrictions in
      Section 9.3 of the Plan and in the related Restricted Stock Award Agreement lapse pursuant to the Plan and the Restricted Stock Award Agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Restricted Stock Award Agreement) shall be delivered to the Employee, or (ii) until such Shares are forfeited to the Company and canceled as provided by the Plan or the Restricted Stock Award Agreement.

            9.3 Restrictions. Except as otherwise determined by the Committee in its sole discretion, each Share issued pursuant to a Restricted Stock Award Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Award Agreement, to the following restrictions until such restrictions have lapsed pursuant to
      Section 9.4 of the Plan:

                  (a) Disposition. The Shares awarded to an Employee and held by the Company pursuant to Section 9.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Employee to the Employee's Successor. Any transfer or purported transfer of such Shares in violation of the

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            restrictions outlined in this Section 9.3 shall be null and void and shall result in the forfeiture of the Shares transferred or purportedly transferred to the Company without notice and without consideration.

                  (b) Forfeiture. Subject to the provisions of Section 9.4, the Shares awarded to an Employee and held by the Company pursuant to Section 9.2 of the Plan shall be forfeited to the Company without notice and without consideration therefor immediately upon the termination of the Employee's employment with the Company and all Subsidiaries of the Company for any reason whatsoever.

            9.4 Lapse of Restrictions. The Committee, in its sole discretion, shall determine the circumstances upon which the restrictions set forth in
      Section 9.3 of the Plan on Shares issued under a Restricted Stock Award shall lapse on, and certificates for the Shares held for the account of the Employee in accordance with Section 9.2 of the Plan hereof shall be appropriately distributed to the Employee as soon as reasonably practical after, the lapse of such restrictions.

            9.5 Surrender of Options or Restricted Stock Granted in Tandem. If the Restricted Stock Award Agreement related to the grant of a Restricted Stock Award in tandem with an Option provides that the Option can only be exercised in lieu of the scheduled vesting for the Restricted Stock Award, then, upon vesting of the Shares subject to the Restricted Stock Award, the related Option or portion thereof with respect to which such Restricted Stock Award becomes vested shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the Shares subject to the related Restricted Stock Award or portion thereof with respect to which such Option is exercised shall be deemed forfeited to the Company and shall be canceled as provided by the Plan or the Restricted Stock Award Agreement.

      10. Stock Bonus Awards. Stock Bonus Awards may be granted under the Plan with respect to Shares, and shall be granted, subject to the provisions of the Plan, upon such terms and conditions as the Committee may determine in its discretion. The Committee, in its discretion, may require the Employees to whom Stock Bonus Awards are granted to pay the Company an amount equal to the aggregate par value of the Shares to be issued to such Employees. Subject to the Employee delivering in cash or by check the amounts, if any, required to be paid pursuant to this Section 10 or pursuant to Section 21 of the Plan (relating to taxes), a certificate or certificates for such Shares shall be issued in the Employee's name as soon as reasonably practicable following the date of grant, or if such payments are required, following the date of such payments. The Company shall deliver such certificate or certificates to the Employee and the Employee shall thereupon be a stockholder with respect to all Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares.

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      11.   Performance Plan Awards.

            11.1 Performance Plan Awards. Performance Plan Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Plan Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, including the terms of the Plan applicable to any underlying type of Award that is the subject of a Performance Plan Award (i.e., an Option, an Option granted in tandem with an SAR, a Restricted Stock Award, a Restricted Stock Award granted in tandem with an Option, an SAR or a Stock Bonus Award, as the case may be), the Committee shall determine the number of Performance Plan Awards to be granted to an Employee, the terms and conditions applicable to any particular Performance Plan Award made to an Employee and, in the case of a Performance Plan Award of units, the monetary amount represented by each such unit.

            11.2 Performance Goals and Performance Periods. A Performance Plan Award shall provide that in order for an Employee to vest, in whole or in part, in such Performance Plan Award the Company and/or the Employee must achieve certain individual and/or aggregate performance criteria ("Performance Goals") over a designated performance period, which period may be no less than twelve months subject to earlier termination by reason of death, disability or termination of employment, as determined by the Committee ("Performance Period"). The Performance Goals and Performance Period shall be established by the Committee, in its sole discretion. The Committee may also establish a schedule or schedules for any such Performance Period setting forth the portion of the Performance Plan Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals the Committee may use such measures as cumulative or non-cumulative return on equity, return on assets and operating income, earnings growth, revenue growth or such other individual and/or aggregate measure or measures of performance in such manner as it deems appropriate. During the Performance Period, the Committee, except as provided otherwise in the Award Agreement evidencing the Performance Plan Award, shall have the authority to adjust upward or downward the Performance Goals in such manner as it deems appropriate.

            11.3 Payments of Units. An employee who has been granted a Performance Plan Award of units shall be entitled to receive a payment with respect to such units in an amount equal to the number of units earned at the conclusion of the respective Performance Period times the dollar value of each unit. Payment in settlement of such unit shall be made in cash, in Shares, or in any combination thereof, as the Committee in its sole discretion shall determine, and shall be made as soon as practicable following the conclusion of the respective Performance Period and the calculation of the dollar value of such units.

      12. Cash Payments for Taxes. The Committee may, in its sole discretion, provide in an Award Agreement that the Company will make a cash payment to the Employee covered thereby equal to the aggregate of the amount of federal, state and local income taxes which such Employee would be required to pay to each such taxing authority attributable to the realization of taxable income, if any, as a result of the receipt of Shares pursuant to any Award (other than an Incentive Stock Option) granted under the Plan. The Committee may, in its discretion require the Employee to make an election to be taxed immediately under Section 83(b) of the Code as a

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

condition to receiving such payment. In computing the amount of such payment, it shall be assumed that every Employee granted an Award under the Plan is subject to tax by each taxing authority at the highest marginal tax rate in the respective taxing jurisdiction of such Employee (provided that the highest marginal tax rate for federal income tax purposes shall be determined under
Section 1 of the Code), taking into account the city and state in which such Employee resides, but giving effect to the tax benefit, if any, which such Employee may enjoy to the extent that any such tax is deductible in determining the tax liability of any other taxing jurisdiction (disregarding the effects of Code Section 68 in determining deductibility for federal income tax purposes). Likewise, the Committee may, in its sole discretion, provide in an Award Agreement that the Company will make a cash payment to the Employee covered thereby equal to the amount of excise taxes (i.e., an "excise tax gross-up payment") which such Employee would be required to pay pursuant to Section 4999 of the Code as a result of all or any part of such Employee's Award being treated as an "excess parachute payment" within the meaning of Section 280G(b) of the Code. In addition to the foregoing, the Committee may, in its discretion, increase each cash payment due to an Employee hereunder, such that each Employee who receives Shares and/or an excise tax gross-up payment pursuant to any Award granted under this Plan shall receive such Shares and/or excise tax gross-up payment net of all income and/or excise taxes imposed on such employee on account of the receipt of such Shares and/or excise tax gross-up payment.

      13. Date of Grant. The date of grant of an Award granted hereunder shall be the date on which the Committee acts in granting the Award.

      14.   Exercise of Rights Under Options or SARs.

            14.1 Notice of Exercise. An Employee entitled to exercise an Option or a SAR shall do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other relevant information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval (which in the case of Incentive Stock Options must be given at the time of grant), in Shares held by the Employee for at least six months and that are held free and clear of all liens and encumbrances valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option or a SAR until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company' s Secretary, or such other person as the Committee may designate.

            14.2 Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Rule 16b-3 , Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the exercise price to the Company; provided, however, that these cashless exercise procedures shall not apply to (a) Incentive Stock Options which are outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted pursuant to the Code and the regulations thereunder without affecting the Options' qualification under Code Section 422 as Incentive Stock Options or (b) any Award to a participant where the utilization of the cashless exercise procedure would be deemed a violation of Section 13(k) of the Exchange Act. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

      15. Award Terms and Conditions. Each Award or each Award Agreement shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee.

      16. Rights of Award Holder. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under the Award, except that (a) an Award holder's rights with respect to a Restricted Stock Award shall be as prescribed in Section 9.2 and (b) stockholder rights with respect to any other Award shall arise at the time and to the extent that one or more certificates for such Shares shall be delivered to the holder upon the due exercise or grant of the Award.

      17. Nontransferability of Awards. An Award shall not be transferable other than: (a) by will or the laws of descent and distribution, and an Award subject to exercise may be exercised, during the lifetime of the holder of the Award, only by the holder or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, (b) as otherwise permitted under Rule 16b-3 under the Exchange Act from time to time and allowed by the Board, or (c) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder; provided, however, that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless such transfer is otherwise permitted pursuant to the Code and the regulations thereunder without affecting the Option's qualification under Code Section 422 as an Incentive Stock Option.

      18. Changes in Stock. In the event of a stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, separation, reorganization, partial or complete liquidation or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or other similar transaction having the same effect of the foregoing, the number and kind of Shares at the time of such change remaining subject to the Plan and to any Award granted or to be granted pursuant to the Plan, the applicable purchase price and any other relevant provisions may be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons. No adjustment provided for in this Section 18 shall require the Company to issue or sell a fractional share under any Award hereunder and any fractional share resulting from any such adjustment shall be deleted from the Award involved.

      Notwithstanding anything herein to the contrary, in the event of a "Change in Control" as defined below, including certain consolidation or merger events otherwise giving rise to the adjustments or alternatives described in the above paragraph, the Committee may in its discretion, taking into account the purposes of the Plan, determine that the Awards granted under the Plan shall terminate upon the consummation of the consolidation or merger event or Change in Control, provided that prior to the merger, consolidation or Change in Control, the Employees shall be entitled to exercise any outstanding Award without regard to vesting limitations and all restrictions with respect to outstanding Awards shall lapse. As used herein, "Change in Control" means a Change in Control of a nature that would, in the opinion of the Company counsel, be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary of the Company, any trustee or fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company)) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or
(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

      19. Effective Date; Stockholder Approval; Term. The Plan was originally adopted by the Board of Directors on January 24, 1996 and became effective as of January 24, 1996 and was amended as of April 24, 2003. The Amended and Restated Plan was adopted by the Board on December 9, 2003 and shall become effective as of May 19, 2004 if approved by the requisite vote of the stockholders. No Award hereunder shall be granted after January 23, 2006 or the earlier suspension or termination of the Plan in accordance with its terms. The Plan shall terminate on January 23, 2006 or on such earlier date as it may be suspended or terminated under the provisions of Section 20 below or as of which all Shares subject to Awards authorized to be granted under the Plan shall have been acquired.

      20. Amendment or Discontinuance of the Plan. The Board of Directors of the Company may, insofar as permitted by law, at any time or from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever except that, without the appropriate approval of the stockholders of the common stock, no such revision or amendment shall increase the maximum number of Shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which Options may be granted, increase or decrease any option price after the date of grant, or otherwise change the provisions of this Plan, to the extent approval of the holders of the common stock of the Company is required under the applicable laws, rules and/or regulations of the Exchange Act, the Code and/or the New York Stock Exchange.

      21.   Taxes.

            21.1 Right To Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the receipt, vesting or exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Employee. The Company shall also have the right to deduct from any cash payment payable to a person pursuant to an Award the amount of any taxes which the Company is required by law to withhold with respect to such cash payment. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying disposition under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter to the Employee.

            21.2 Employee Election to Withhold Shares. Subject to Committee approval (which in the case of Incentive Stock Options must be given at the time of grant), an Employee may elect to satisfy the tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if an Employee is subject to Section 16(b) of the Exchange Act at the time the Option is exercised, such election must satisfy the requirements of Rule 16b-3.

      22. Applicable Laws or Regulations and Notification of Disposition. The Company's obligation to sell and deliver Shares under an Award is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations applying to the authorization, issuance, listing or sale of securities. The Company may also require in connection with any exercise of an Incentive Stock Option that the Employee agree to notify the Company when making any disposition of the Shares, whether by sale, gift, or otherwise, within two years of the date of grant or within one year of the date of exercise.

      23. No Employment Right; No Obligation to Exercise Option. Nothing contained in the Plan, or in any Award granted under it, shall confer upon any participant any right to continued employment by the Company or any of its subsidiaries or to continued membership on the Board of Directors of the Company or limit in any way the right of the Company or any subsidiary to terminate the Employee's employment at any time.

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